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                                                                   Exhibit 10.39
                      [Carr Capital Corporation Letterhead]



                                                       May 23, 2005


VIA OVERNIGHT MAIL


Aetna Life Insurance Company
151 Farmington Avenue, RT 11
Hartford, Connecticut 06156-9642
Telephone: (860) 273-1781
Attn: Peter S. Atwood

Copy To:

Bingham McCutchen LLP
One State Street
Hartford, Connecticut 06103
Telephone: (860) 240-2759
Attn: R. Jeffrey Smith, Esq.

        RE: EXERCISE OF RIGHT TO ACQUIRE A PORTION OF THE OWNERSHIP INTEREST OF AETNA LIFE INSURANCE COMPANY, A CONNECTICUT CORPORATION ("AETNA"), IN ATRIUM BUILDING, LLC, A VIRGINIA LIMITED LIABILITY COMPANY ("ATRIUM")

Ladies and Gentlemen:

        Reference is made to that certain Atrium Building, LLC Operating Agreement, dated as of May 25, 2004 (the "OPERATING AGREEMENT"), by and among Carr Capital Atrium, LLC, a Virginia limited liability company ("CCA"), and Aetna, as Members, and Carr Capital Real Estate Investments, LLC, a Virginia limited liability company ("CCREI"), as Manager. All capitalized terms used herein, but not defined herein, shall have the respective meanings given to them in the Operating Agreement.

        Columbia Equity, LP, a Virginia limited partnership (the "LP"), in its capacity as an Affiliate of a Carr REIT, is hereby providing you with notice of its intention to exercise its right to purchase forty percent (40%) of Aetna's Interest in Atrium (the "PURCHASED INTEREST"), pursuant to the Section 6.8 of the Operating Agreement and that letter agreement dated as of May 17, 2005, by and between Aetna, CCA and CCREI (the "PURCHASE TRANSACTION"). The Purchase Transaction will occur on the date of, and is contingent upon, the initial public offering (the "IPO") of the common shares of Columbia Equity Trust, Inc., a Maryland corporation (the "CARR REIT"), which IPO is currently expected to occur on or about June 25, 2005.

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        The price for the Purchase Interest shall be the sum of (a) forty percent (40%) of Aetna's initial Capital Contribution, plus (b) the amount that will provide Aetna with an IRR of fourteen percent (14%) on the amount paid to Aetna pursuant to clause (a).

        Please do not hesitate to call Ed Schulze of Carr Capital Corporation at
(202) 303-3072 with any questions related to the Purchase Transaction.

                                                Very truly yours,

                                                COLUMBIA EQUITY, LP, a Virginia
                                                limited partnership

                                                   By:  Columbia Equity Trust,
                                                   Inc., a Maryland corporation,
                                                   its general partner





                                                   By: /s/  Oliver T. Carr, III
                                                     ---------------------------
                                                   Name: Oliver T. Carr, III
                                                   Title: Chairman and Chief
                                                          Executive Officer